For Immediate Release
Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports Third Quarter 2008 Financial Results

•	Quarterly revenue increases 51% from prior year
•	Business solutions revenue grows 30% from prior year, and 6% from prior quarter
•	GAAP EPS is $0.01 for third quarter
•	EBITDA per share is $0.05 for third quarter

NEW YORK, NY - November 5, 2008 - LivePerson, Inc. (Nasdaq: LPSN), a leading provider of online communication platforms that facilitate real-time assistance and expert advice, today announced financial results for the third quarter ended September 30, 2008.

Revenue

Revenue for the third quarter was $19.4 million, a 51% increase from the third quarter of 2007, and a 4% sequential increase as compared to the second quarter of 2008. Revenue from business solutions for the third quarter was $16.7 million, a 30% increase from the third quarter of 2007, and a 6% sequential increase as compared to the preceding quarter.

Sequential revenue growth was due primarily to expansion of existing enterprise customers, as well as sales to new small business customers.

“LivePerson delivered another strong quarter with revenue, earnings and cash flow all in line with guidance,” CEO Robert LoCascio said. “In today’s uncertain economic climate, consumers are turning to the Web now more than ever for advice, information and answers. LivePerson’s platform enables individuals to connect with businesses and independent experts alike, giving people the personalized information they need, when they need it.”

Client and Partner Expansion
LivePerson added several new clients, including:

•	One of the largest cable providers in the nation
•	A world leader in the mobile phone industry
•	A global management consulting, technology services and outsourcing company
•	Quest Software EMEA

The company expanded business with several existing customers, including:

•	Verizon
•	AT&T
•	National City Corporation
•	An industry leader in personal computers and digital media
•	A prominent resort and theme park operator

Net Income

Net income for the third quarter of 2008 was $0.4 million or $0.01 per share as compared to net income of $1.6 million or $0.03 per share in the third quarter of 2007, and a net loss of $0.2 million or $0.00 per share in the second quarter of 2008.

Adjusted Net Income and EBITDA

LivePerson considers adjusted net income and earnings before interest, taxes, depreciation and amortization (EBITDA) to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Income included below.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization and stock-based compensation. The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income for the third quarter of 2008 was $2.1 million or $0.04 per share, as compared to $2.8 million or $0.06 per share in the comparable period in 2007, and $1.7 million or $0.04 per share in the second quarter of 2008.

EBITDA for the third quarter of 2008 was $2.7 million or $0.05 per share, as compared to $2.7 million or $0.06 per share in the third quarter of 2007, and $1.9 million or $0.04 per share in the second quarter of 2008.

Cash

The company’s cash balance is $23.8 million at September 30, 2008 as compared to $23.5 million as of June 30, 2008. The company generated approximately $2.7 million from operations. Also during the third quarter, the company incurred capital expenditures related primarily to the purchase of servers and computer networking equipment, resulting in a cash outlay of approximately $2.4 million.

Financial Expectations

Fourth Quarter 2008
•	Revenue of $20.0 - $20.5 million
•	EBITDA of $0.04 - $0.05 per share
•	Adjusted net income of $0.02 - $0.04 per share
•	Fully diluted share count of approximately 49 million

Full Year 2008
•	Revenue of $75.0 - $75.5 million
•	EBITDA of $0.16 - $0.18 per share
•	Adjusted net income of $0.13 - $0.14 per share
•	Fully diluted share count of approximately 49 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

Q3 2008
Cost of revenue	$145
Product development	302
Sales and marketing	292
General and administrative	275
Total	$1,014

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

Q3 2008
Cost of revenue	$307
General and administrative	352
Total	$659

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Total revenue	$19,375	$12,823	$55,048	$35,453

Operating expenses:
Cost of revenue	5,226	3,305	15,346	9,199
Product development	3,299	2,169	9,876	6,033
Sales and marketing	6,624	3,556	18,864	10,470
General and administrative	3,399	2,274	10,034	6,353
Amortization of other intangibles	352	242	1,134	725
Total operating expenses	18,900	11,546	55,254	32,780

Income (loss) income from operations	475	1,277	(206)	2,673

Other (expense) income, net	(44)	309	145	744

Income (loss) before benefit from income taxes	431	1,586	(61)	3,417

Provision for (benefit from) income taxes	21	-	(68)	-

Net income	$410	$1,586	$7	$3,417

Basic net income per common share	$0.01	$0.04	$0.00	$0.08

Diluted net income per common share	$0.01	$0.03	$0.00	$0.07

Weighted average shares outstanding used in basic net
income per common share calculation	47,229,252	43,080,475	47,433,924	42,469,631

Weighted average shares outstanding used in diluted net
income per common share calculation	48,678,016	46,328,876	49,064,151	45,942,436

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income in accordance with generally
accepted accounting principles	$410	$1,586	$7	$3,417
Add/(less):
(a) Amortization of intangibles	659	329	2,055	978
(b) Stock-based compensation	1,014	930	3,178	2,642
(c) Depreciation	526	146	1,324	585
(d) Provision for (benefit from) income taxes	21	-	(68)	-
(e) Other expense (income), net	44	(309)	(145)	(744)
EBITDA (1)	$2,674	$2,682	$6,351	$6,878
Diluted EBITDA per common share	$0.05	$0.06	$0.13	$0.15

Weighted average shares used in diluted EBITDA
per common share	48,678,016	46,328,876	49,064,151	45,942,436

Net (loss) income in accordance with generally
accepted accounting principles	$410	$1,586	$7	$3,417
Add:
(a) Amortization of intangibles	659	329	2,055	978
(b) Stock-based compensation	1,014	930	3,178	2,642
Adjusted net income	$2,083	$2,845	$5,240	$7,037
Diluted adjusted net income per common share	$0.04	$0.06	$0.11	$0.15

Weighted average shares used in diluted adjusted net income
per common share	48,678,016	46,328,876	49,064,151	45,942,436

EBITDA	$2,674	$2,682	$6,351	$6,878
Add/(less):
(a) Changes in operating assets and liabilities	(170)	795	(338)	406
(b) Provision for doubtful accounts	-	54	68	74
(c) (Provision for) benefit from income taxes	(21)	-	68	-
(d) Deferred income taxes	211	(1,437)	(39)	(3,521)
(e) (Other expense) income, net	(44)	309	145	744
Net cash provided by operating activities	$2,650	$2,403	$6,255	$4,581

(1)	Earnings before interest, taxes, depreciation, amortization and stock-based compensation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	September 30, 2008	December 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	$23,773	$26,222
Accounts receivable, net	6,910	6,026
Prepaid expenses and other current assets	2,270	1,802
Deferred tax assets, net	1,569	42
Total current assets	34,522	34,092

Property and equipment, net	7,462	3,733
Intangibles, net	4,898	6,953
Goodwill	47,971	51,684
Deferred tax assets, net	6,336	4,202
Security deposits	385	499
Other assets	1,677	1,325
Total assets	$103,251	$102,488

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,022	$3,067
Accrued expenses	8,366	9,191
Deferred revenue	4,408	4,000
Deferred tax liabilities, net	-	193
Total current liabilities	16,796	16,451

Other liabilities	1,677	1,325

Commitments and contingencies

Total stockholders' equity	84,778	84,712
Total liabilities and stockholders' equity	$103,251	$102,488

About LivePerson
LivePerson, founded in 1995 and headquartered in New York City, is a leading provider of online communication platforms that facilitate real-time assistance and expert advice. Intelligently connecting businesses and individual experts with consumers seeking help on the Web, LivePerson’s platforms create more relevant, compelling and personalized online experiences. Every month, millions of people turn to LivePerson to get the information and advice they need to succeed online. More than 7,000 companies, including EarthLink, Hewlett-Packard, Microsoft, Qwest, and Verizon, and 30,000 individual experts rely on LivePerson to maximize the impact of the online channel.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: risks related to the operational integration of acquisitions; risks related to our increased operations in the direct-to-consumer market; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro; our history of losses; potential fluctuations in our quarterly and annual results; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing, customer service and online engagement solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.